Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our report dated February 17, 2016 on the financial statements and financial highlights of Kalmar “Growth-with-Value” Small/Mid Cap Fund, a series of Kalmar Pooled Investment Trust. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 26, 2016